Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL DATA

Our unaudited pro forma condensed combined balance sheet as of December 31, 2015 and our unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 have been derived by application of pro forma adjustments to the Kraton Audited Financial Statements and the Arizona Chemical Audited Financial Statements, each included elsewhere in this offering circular and reflect the following transactions:

•	the offering of notes for gross proceeds of $440.0 million, before deducting selling discounts and our offering expenses;

•	the Arizona Chemical Acquisition, for net cash consideration in the amount of approximately $1,319.8 million, subject to final adjustment for cash, indebtedness, working capital and other items as of the close date;

•	the Tender Offer and Consent Solicitation, and our subsequent redemption of the remaining outstanding 6.75% Senior Notes on March 1, 2016;

•	the repayment in full of all borrowings outstanding under our Existing Senior Secured Credit Facilities; and

•	our entry into the ABL Facility and the Term Loan Facility and the initial borrowings thereunder.

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2015. The unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they had occurred on January 1, 2015.

The unaudited pro forma condensed combined financial information includes adjustments directly attributable to the Transactions that are expected to have a continuing impact on us. The pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable. The unaudited pro forma condensed combined financial information does not give effect to the PolyOne asset sale described elsewhere in this offering circular.

The Arizona Chemical Acquisition will be accounted for using the purchase method of accounting. The final purchase accounting allocations for the Arizona Chemical Acquisition will be determined at a later date and will depend on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed in the Arizona Chemical Acquisition. The actual fair values of Arizona Chemical’s assets acquired, liabilities assumed and resulting goodwill may differ significantly from the adjustments set forth in the unaudited pro forma condensed combined financials. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements of each of Kraton and Arizona Chemical and related notes thereto appearing elsewhere herein.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the Transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

KRATON PERFORMANCE POLYMERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2015

(in thousands)

	Kraton	Arizona	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$70,049	$51,645	$(41,352	)(A)	$80,342
Receivables, net of allowances	105,089	81,625	—		186,714
Other receivables	—	6,268	(6,268	)(B)	—
Inventories of products	264,107	98,373	21,467	(C)	383,947
Inventories of materials and supplies	12,138	—	6,824	(B)	18,962
Insurance receivable	—	94,167	—		94,167
Deferred income taxes	—	553	(553	)(D)	—
Due from related party	—	3,409	(3,409	)(B)	—
Other current assets	31,278	14,590	2,437	(B)	55,831
			1,415	(E)
			6,111	(G)

Total current assets	482,661	350,630	13,328		819,963
Property, plant and equipment, less accumulated depreciation	517,673	244,319	111,013	(H)	873,005
Intangible assets, less accumulated amortization	41,602	62,882	(62,882	)(I)	501,580
			459,978	(I)
Goodwill	—	—	666,693	(J)	666,693
Investment in unconsolidated joint venture	11,628	—	—		11,628
Debt issuance costs	13,480	—	39,321	(F)	52,801
Deferred income taxes	3,867	1,705	(494	) (D)	5,078
Other long-term assets	21,789	23,154	(1,231	)(B)	27,218
			2,830	(E)
			(19,324	)(K)

Total assets	$1,092,700	$682,690	$1,182,576		$2,957,966

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$141	$6,365	$19,399	(L)	$25,905
Accounts payable—trade	59,337	76,328	5,123	(B)	132,654
Other payables and accruals	91,011	34,014	(1,647	)(B)	101,166
			(4,531	)(M)
Accrued liabilities for litigations	—	94,728	—		94,728
Deferred income taxes	—	4,699	(4,699	)(D)	—
Due to related party	14,101	5,123	(5,123	)(B)	14,101

Total current liabilities	164,590	221,257	(17,293)		368,554
Long-term debt, net of current portion	429,056	762,800	630,750	(L)	1,822,606
Deferred income taxes	9,070	49,280	3,652	(D)	251,653
			189,651	(F)
Pension liabilities	—	32,865	(32,865	)(B)	—
Deferred income	—	7,752	(7,752	)(M)	—
Other long-term liabilities	96,992	11,206	32,865	(B)	135,908
			(5,155	)(M)

Total liabilities	699,708	1,084,485	820,715		2,604,908

Equity:
Common stock	306	—	—		306
Additional paid in capital	349,871	826	(826	)(N)	349,871
Retained earnings	147,131	(328,034)	314,472	(N)	133,569
Accumulated other comprehensive loss	(138,568)	(75,262)	75,262	(N)	(138,568)

Total Kraton stockholders’ equity	358,740	(402,470)	388,908		345,178
Noncontrolling interest	34,252	—	—		34,252

Total equity	392,992	(402,470)	388,908		379,430

Total liabilities and equity	$1,092,700	$682,690	$1,182,576		$2,957,966

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KRATON PERFORMANCE POLYMERS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share amounts)

	Kraton	Arizona	Pro Forma Adjustments		Pro Forma Combined
Revenue	$1,034,626	$807,311	$—		$1,841,937
Cost of goods sold	805,970	562,200	21,467	(C)	1,371,152
			2,116	(M)
			(23,064	)(P)
			3,135	(Q)
			(672	)(R)

Gross profit	228,656	245,111	(2,982)		470,785

Operating expenses:
Research and development	31,024	—	10,300	(S)	41,324
Selling, general and administrative	117,308	105,005	(7,061	)(P)	180,018
			(10,300	)(S)
			(22,860	)(T)
			(2,074	)(U)
Plant closure	—	5,970	(5,970	)(Q)	—
Depreciation and amortization	62,093	—	13,395	(H)	134,312
			28,196	(I)
			30,125	(P)
			503	(Q)
Impairment of long-lived assets	—	—	2,332	(Q)	2,332
Litigation expense	—	13,957	—		13,957
Insurance recoveries	—	(13,957)	—		(13,957)

Total operating expenses	210,425	110,975	36,586		357,986
Interest expense, net	24,223	47,565	70,126	(V)	141,914
Earnings of unconsolidated joint venture	(406)	—	—		(406)
Loss on extinguishment of debt	—	—	13,302	(W)	13,302
Loss on interest rate caps/swaps, net	—	5,356	(5,356	)(X)	—
Foreign currency exchange loss (gain), net	—	(512)	512	(R)	—
Other income	—	(160)	160	(R)	—

Income (loss) before income taxes	(5,586)	81,887	(118,312)		(42,011)
Income tax expense (benefit)	6,943	26,933	(41,409	)(Y)	(7,533)

Consolidated net income (loss)	(12,529)	54,954	(76,903)		(34,478)
Net income (loss) attributable to noncontrolling interest	(1,994)	—	—		(1,994)

Net income (loss) attributable to Kraton	$(10,535)	$54,954	$(76,903)		$(32,484)

Earnings (loss) per common share:
Basic	$(0.34)				$(1.04)
Diluted	$(0.34)				$(1.04)
Weighted average common shares outstanding:
Basic	30,574				30,574
Diluted	30,574				30,574

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    Basis of Presentation

On January 6, 2016, Kraton Polymers LLC, one of our wholly owned subsidiaries (“Kraton LLC”), closed the acquisition of Arizona Chemical Holdings Corporation (“Arizona Chemical”). Pursuant to the stock purchase agreement, we agreed to acquire all of the outstanding capital stock of Arizona Chemical for a cash purchase price of $1,370.0 million, subject to adjustment for cash, indebtedness, working capital and other items as of the close date (the “Arizona Chemical Acquisition”).

The accompanying pro forma financial statements present the pro forma combined financial position and results of operations of the two companies based upon the historical financial statements of Kraton Performance Polymers, Inc. (“Kraton”) and Arizona Chemical, after giving effect to the combination and adjustments described in these notes, and are intended to reflect the impact of the combination on Kraton’s consolidated financial statements. The accompanying pro forma financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or synergies that could result from the combination.

The pro forma balance sheet gives effect to the combination as if it had been completed on December 31, 2015. The pro forma statement of operations gives effect to the combination as if it had been completed as of January 1, 2015.

The accompanying pro forma financial statements were prepared using the acquisition method of accounting with Kraton considered the accounting acquirer of Arizona Chemical. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value, and estimated pro forma adjustments have been reflected for these preliminary valuations. These fair value measurements are based on estimates and the pro forma adjustments included herein are likely to be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined after the purchase accounting valuation is completed and the final amounts recorded for the combination may differ materially from the information presented in these pro forma financial statements.

2.    Preliminary Purchase Price

The preliminary purchase price is computed based on the preliminary consideration of $1,370.0 million less a deduction of $30.9 million related to the underfunded status of Arizona Chemical’s defined benefit pension plans less a preliminary net working capital adjustment of $19.3 million. The final purchase price is subject to final adjustment for cash, indebtedness, working capital and other items as of the close date. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the close date of the Arizona Chemical Acquisition (in thousands):

Current assets	$319,968
Property, plant and equipment	355,332
Intangible assets	459,978
Goodwill	666,693
Other long-term assets	5,344

Total assets acquired	1,807,315

Current liabilities	207,062
Long-term debt	—
Other long-term liabilities	280,471

Total liabilities assumed	487,533

Net assets acquired	$1,319,782

The final determination of the fair value of the identifiable net assets acquired may change significantly from these preliminary estimates. The actual acquisition accounting of the combination will be based on the fair value of the consideration and the fair value of the assets and liabilities of Arizona Chemical as of the acquisition close date.

3.    Pro Forma Adjustments

(A)	Reflects the cash impact of the following transactions:

$1,350.0 million of cash proceeds from the Term Loan	$1,350,000
$440.0 million of cash proceeds from the Notes offering	440,000
$37.1 million of cash proceeds from the draw on our ABL Facility	37,075
Preliminary cash consideration paid for the Arizona Chemical Acquisition	(1,319,782)
Elimination of Arizona Chemical’s cash balance which is excluded from the acquisition purchase price	(51,645)
$350.0 million repayment of our existing 6.75% Senior Notes	(350,000)
Estimated offering expenses, original issue discount, and early call premium on the 6.75% Senior Notes	(147,000)

Net change in cash	$(41,352)

(B)	Adjustment to reclassify the following items included in the historical presentation of Arizona Chemical to conform to Kraton’s presentation:

(1)	Other receivables of $6.3 million from Other receivables to Other current assets

(2)	Inventories of materials and supplies of $5.6 million from Other current assets and $1.2 million from Other long term assets to Inventories of materials and supplies

(3)	Receivables from International Paper of $3.4 million from Due from related party to Other current assets

(4)	Payables to International Paper of $5.1 million from Due to related party to Accounts payable trade

(5)	Value-added taxes payable of $1.6 million from Other payables and accruals to Other current assets

(6)	Pension liabilities of $32.9 million from Pension liabilities to Other long-term liabilities

(C)	Adjustment to reflect the estimated fair value of inventory of Arizona Chemical and the additional expense recognized in Cost of goods sold. Fair value of finished goods inventory has been determined based on estimated selling price, net of selling costs based on historical gross profit margins for Arizona Chemical. Fair value of raw materials has been assumed to equal their book values.

(D)	Adjustment to present Arizona Chemical’s deferred tax assets and deferred tax liabilities as non-current to conform with the adoption of the Financial Accounting Standards Board issuance of Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which Kraton adopted in the fourth quarter of 2015.

(E)	Adjustment represents prepaid expense for representations and warranties insurance policy purchased in conjunction with the Arizona Chemical Acquisition.

(F)	Represents an adjustment to deferred tax liabilities based on the U.S. federal statutory tax rate of 35% multiplied by the fair value adjustments made to assets acquired and liabilities assumed, excluding goodwill, as calculated below:

Fair value adjustment to increase inventory	$21,467
Fair value adjustment to increase property, plant and equipment	111,013
Fair value adjustment to increase intangible assets	397,096
Fair value adjustment to decrease other payables and accruals	4,531
Fair value adjustment to decrease deferred income	7,752

541,859
U.S. federal statutory tax rate	35%

$189,651

(G)	Reflects the following adjustments related to deferred financing costs:

	Other Current Assets	Debt Issuance Costs
Estimated additional deferred financing costs for the Term Loan, Senior Notes, and ABL Facility	$8,383	$41,907
Estimated write-off of deferred financing costs related to the existing 6.75% Senior Notes and write-off of a portion of the deferred financing costs related to our Existing Senior Secured Credit Facilities	(2,272)	(2,586)

Total Change	$6,111	$39,321

In addition, estimated amortization expense for deferred financing costs and the anticipated original issue discount on the Term Loan offering consists of the following:

			Amortization Expense
	Book Value	Amortization Period	For the year ended December 31, 2015
Deferred financing costs:
Term Loan offering	$36,439	6.00	$5,601
Notes	19,012	7.25	1,689
ABL Facility(a)	5,468	5.00	1,094
Original issue discount:
Term Loan offering	40,500	6.00	6,415
Notes	16,610	7.25	1,571

Total	$118,029		$16,370

(a)	The ABL Facility book value includes $3.7 million of estimated deferred financing costs to be incurred related to the current refinancing and $1.8 million of deferred financing costs which are estimated to carry over from the Existing Senior Secured Credit Facilities.

(H)	Reflects fair value adjustments for property, plant and equipment and intangible assets acquired and related pro forma depreciation and amortization expense adjustments. Pro forma depreciation expense is calculated based on an average remaining useful life of 15 years for buildings and five years for plant and equipment.

	Property, plant and equipment			Depreciation Expense
	Fair Value	Historical Amounts	Fair value adjustment	For the year ended December 31, 2015
Property, plant and equipment
Land	$37,170	$15,658	$21,512	$—
Buildings	68,380	34,593	33,787	2,252
Plant and equipment	228,495	172,781	55,714	11,143
Construction in progress	21,287	21,287	—	—

Total	$355,332	$244,319	$111,013	$13,395

(I)	The balance sheet adjustment reflects the removal of $62.9 million for the net book value of Arizona Chemical’s existing intangible assets as of December 31, 2015 and the addition of $460.0 million for the fair value of intangible assets resulting from purchase accounting. The income statement adjustments reflect the removal of Arizona Chemical’s historical intangible asset amortization expense and the addition of amortization expense related to the fair value adjustments resulting from purchase accounting as follows:

	Book Value	Amortization Period	For the year ended December 31, 2015
Intangible assets:
Customer relationships	$120,000	17.0	$7,059
Trade name	50,000	10.0	5,000
Technology	100,000	16.0	6,250
Non-compete agreements	400	2.0	200
Supplier agreements	190,000	12.0	15,833
Leases	(422)	4.0	(106)

Total amortization	$459,978		34,236
Reverse Arizona Chemical historical intangible asset amortization expense			(6,040)

Net change in amortization expense			$28,196

(J)	Reflects the goodwill related to the Arizona Chemical Acquisition.

(K)	Adjustment to eliminate $19.3 million of deferred financing costs from Arizona Chemical’s other long term assets balance.

(L)	Reflects the following adjustments to debt:

	Total Debt	Current Portion of Long-term Debt	Long-Term Debt
Term Loan offering	$1,350,000	$33,750	$1,316,250
Estimated original issue discount related to the Term Loan offering	(40,500)	(6,415)	(34,085)
Notes offering	440,000	—	440,000
Estimated original issue discount related to the Notes offering	(16,610)	(1,571)	(15,039)
Draw on new ABL facility	37,075	—	37,075
Retirement of the existing 6.75% Senior Notes	(350,651)	—	(350,651)
Elimination of Arizona Chemical’s existing indebtedness	(769,165)	(6,365)	(762,800)

Total Change	$650,149	$19,399	$630,750

(M)	Adjustment to eliminate the following liabilities which will not be assumed with the purchase of Arizona Chemical:

(1)	deferred income liability and income recognized in association with the Arizona Chemical sale and leaseback of certain rail cars

(2)	liabilities for Arizona Chemical’s accrued interest related to their existing indebtedness

(3)	liabilities for Arizona Chemical’s interest rate swaps and caps related to their existing indebtedness

(N)	Reduction in accounts payable and accrued liabilities related to accrued transaction expenses and deferred financing costs, which are assumed to be paid at the closing of the transaction.

(O)	Adjustments reflect the elimination of Arizona Chemical’s equity related to purchase accounting adjustments. In addition, retained earnings reflects the following adjustments:

Retained Earnings
Elimination of Arizona Chemical’s retained earnings balance	$328,034
Loss on early call premium from the tender offer and redemption of the previous 6.75% Senior Notes	(9,095)
Gain on write off of issuance premium for the previous 6.75% Senior Notes	651
Write-off of deferred financing costs on previous 6.75% Senior Notes and previous Senior Secured Credit Facilities	(4,858)
Estimated remaining transaction close costs related to the Arizona Chemical Acquisition	(445)

Total	$314,287

(P)	Adjustments to reclassify depreciation and amortization expense for Arizona Chemical from Cost of goods sold and Selling, general and administrative expenses into Depreciation and amortization to conform with Kraton’s presentation.

(Q)	Adjustments to reclassify Arizona Chemical’s plant closure costs into Cost of goods sold, Depreciation and amortization, and Impairment of long-lived assets to conform with Kraton’s presentation.

(R)	Adjustments to reclassify Foreign currency exchange loss (gain) and Other income into Cost of goods sold to conform with Kraton’s presentation.

(S)	Adjustments to reclassify research and development expenses for Arizona Chemical from Selling, general and administrative expenses into Research and development.

(T)	Adjustment to remove the effect of one-time transaction costs directly related to the Arizona Chemical Acquisition incurred by Kraton and Arizona Chemical.

(U)	Adjustment to remove the effect of management fees and out of pocket expenses paid to the former owners of Arizona Chemical.

(V)	Reflects the elimination of interest expense related to Kraton and Arizona Chemical’s historical financing arrangements. In addition, this adjustment reflects the additional interest expense related to the Term Loan, 10.5% Senior Notes, and the ABL Facility:

For the year ended December 31, 2015
Remove Arizona Chemical interest expense and amortization of deferred financing costs associated with previous indebtedness	$(47,661)
Remove Kraton interest expense and amortization of deferred financing costs related to previous 6.75% Senior Notes and previous Senior Secured Credit Facilities	(27,137)
Assumed interest expense for the Term Loan, Notes, and ABL Facility using a blended interest rate(a)	128,554
Assumed amortization of deferred financing costs and original issue discount on the Term Loan, Notes and ABL Facility (see footnote E)	16,370

Total	$70,126

(a)	Represents a blended interest rate assumption on the Term Loan Facility, the 10.5% Senior Notes, and the ABL Facility. A 0.125% change in the assumed interest rate would change the annual interest expense by $2.3 million.

(W)	Adjustment reflects the debt extinguishment costs incurred as a result of refinancing our existing indebtedness:

For the year ended December 31, 2015
Loss on early call premium from the tender offer and redemption of the previous 6.75% Senior Notes	$9,095
Gain on write off of issuance premium for the previous 6.75% Senior Notes	(651)
Write-off of deferred financing costs on previous 6.75% Senior Notes and previous Senior Secured Credit Facilities	4,858

Total Loss on Extinguishment of Debt	$13,302

(X)	Reflects the elimination of loss on interest rate caps and swaps associated with Arizona Chemical’s historical indebtedness.

(Y)	Reflects the tax impact of the pro forma adjustments based on the U.S. federal statutory tax rate of 35%.